UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	“CCO”	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On September 9, 2020, Clear Channel Outdoor Holdings, Inc. (the “Company”) committed to a restructuring plan for its international division whereby the Company will reduce headcount in Europe and Latin America, partly in response to the impact of the COVID-19 pandemic on the Company’s international business and the advertising industry in those regions generally. The Company is embarking on consultations with its works councils, employee representatives, unions and other relevant organizations where applicable regarding the intended reduction in force and related cost reduction and restructuring actions. The restructuring plan is expected to result in additional cost savings that will enable the Company to more effectively manage through the downturn caused by the COVID-19 pandemic. The Company expects to finalize its plans and make relevant announcements to employees on a country by country basis, and expects to complete the majority of all such announcements by the end of 2020.

The Company estimates that total charges for the restructuring plan, which includes actions already taken to reduce overall costs in the Company’s Europe and Latin American businesses, will be in a range of approximately $21 million to $24 million, all of which is expected to result in cash expenditures. It is anticipated that the restructuring plan will be substantially complete by mid-2021 and a substantial portion of the charge will be reflected in the Company’s results for the third and fourth quarters of 2020 and the first and second quarters of 2021. The restructuring charge will consist primarily of one-time termination benefits (including severance) and other associated costs. The Company expects the restructuring plan to result in pre-tax annual cost savings in excess of $20.0 million.

The Company continues to consider other cost reduction initiatives, including in the Company’s Americas division, that are not included in the above restructuring plan. The restructuring charges described above are preliminary estimates and actual amounts may be materially different from these estimates. There is no guarantee that the Company will achieve the cost savings that it expects. The Company may also incur additional charges or future cash expenditures not currently contemplated due to events that may occur as a result of, or that are associated with, the Company’s restructuring plan or related activities to address the impact of the COVID-19 pandemic on the Company’s business.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. Any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about the Company’s restructuring and cost savings initiatives, expected restructuring charges and anticipated cost savings, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Risks and uncertainties include the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise. There is no guarantee the Company will achieve the cost savings it expects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: September 15, 2020	By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer and Treasurer

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